Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements

1.	Registration Statement Number 333-67063 on Form S-8
2.	Registration Statement Number 333-41218 on Form S-8
3.	Registration Statement Number 333-68048 on Form S-8
4.	Registration Statement Number 333-101617 on Form S-8
5.	Registration Statement Number 333-80193 on Form S-3
6.	Registration Statement Number 333-84907 on Form S-3
7.	Registration Statement Number 333-94665 on Form S-3
8.	Registration Statement Number 333-76824 on Form S-3
9.	Registration Statement Number 333-104380 on Form S-3
10.	Registration Statement Number 333-110604 on Form S-3
11.	Registration Statement Number 333-122309 on Form S-3
12.	Registration Statement Number 333-87940 on Form S-3
13.	Registration Statement Number 333-129276 on Form S-3
14.	Registration Statement Number 333-132715 on Form S-3
of EntreMed, Inc., and in the related Prospectuses of our report dated February 9, 2006, with respect to the financial statements of Miikana Therapeutics Inc for the years ended June 30, 2005 and 2004, included in this Form 8-K.
/s/ Reznick Group, P.C.
Vienna, Virginia
March 28, 2006